CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of Datalink Systems Corporation (the "Company") on Form S-8 of our report dated May 29, 1996, except for Note 6 which is dated May 31, 1996, appearing in the Annual Report on Form 10-KSB of the Company for the fiscal year ended March 31, 1996.


                              /s/ Davis & Co., CPAs, P.C.
                              DAVIS & CO., CPAs, P.C.

Englewood, Colorado
October 22, 1996